Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Boston Beer Company on Form S-8 of our report dated February 24, 2004, appearing in the Annual Report on Form 10-K of The Boston Beer Company for the year ended December 27, 2003.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts December 7, 2004

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